EXHIBIT 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each director of
Pentair, Inc., a Minnesota corporation, whose signature appears below hereby constitutes and appoints Winslow H. Buxton, Richard W. Ingman, Roy T.
Rueb and Louis L. Ainsworth, and each of them, his/her attorneys-in-fact, with full power of substitution, for the purpose of signing on his/her behalf as a director of Pentair, Inc. the Registration Statement on Form S-8 or other applicable forms relating to the issuance of 250,000 shares of common stock of Pentair, Inc. under the Pentair, Inc. International Stock
Purchase and Bonus Plan, and all amendments (including post-effective amendments) thereto, to be filed with the Securities and Exchange Commission within the next sixty days, and to file the same, with all exhibits thereto and other supporting documents, with the Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 26th day of August, 1998.


/s/ Winslow H.  Buxton	Chairman, President and Chief
Executive Officer and
	Director


/s/ Richard W. Ingman	Executive Vice President and
Chief Financial Officer


/s/ George N. Butzow		Director


/s/ William J. Cadogan		Director


/s/ Barbara B. Grogan		Director


/s/ Charles A. Haggerty		Director


/s/ Harold V. Haverty		Director


/s/ Quentin J. Hietpas		Director


/s/ Richard M. Schulze		Director


/s/ Karen E. Welke		Director